Exhibit 99.1
Universal Reports First Quarter 2023 Results

•Diluted earnings per common share of $0.79; diluted adjusted* earnings per common share of $0.79
•Annualized return on average common equity (“ROCE”) of 31.7%, annualized adjusted* return on average common equity of 23.9%
•Direct premiums written of $410.1 million, up 3.4% from the prior year quarter
•Book value per share of $10.57, up 11.6% from fourth quarter 2022; adjusted book value per share of $13.52, up 4.9% from fourth quarter 2022
*Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., April 27, 2023 – Universal Insurance Holdings (NYSE: UVE) (“Universal” or the “Company”) reported first quarter 2023 results.

“It was a strong quarter, including a 23.9% annualized adjusted return on common equity and 23.4% adjusted diluted EPS growth year-on-year,” said Stephen J. Donaghy, Chief Executive Officer. There are multiple factors benefiting our business and I’m optimistic as I look towards the future - the Florida legislature passed meaningful reforms at the December special session, which we believe will improve the long-term stability and profitability of our core business, while rate adequacy improves and higher fixed income yields boost the productivity of our investment portfolio. Additionally, as we sit here today, we already have our core all states property catastrophe reinsurance tower for the 2023-2024 period fully supported and secured with no material changes to our historical reinsurance partners or our terms and conditions, while the costs are well within our budget parameters. We are very pleased with the progress we have made in the current environment, which is a testament to the strength of our business.”

Quarterly Financial Results

Summary Financial Results

($thousands, except per share data)	Three Months Ended March 31,
	2023	2022	Change
GAAP comparison
Total revenues	$316,508	$287,482	10.1%
Operating income	$34,427	$24,079	43.0%
Operating income margin	10.9%	8.4%	2.5	pts

Net income available to common stockholders	$24,170	$17,534	37.8%
Diluted earnings per common share	$0.79	$0.56	41.1%

Annualized ROCE	31.7%	17.0%	14.7	pts
Book value per share, end of period	$10.57	$12.80	(17.4)%

Non-GAAP comparison[1]
Core revenue	$316,339	$290,820	8.8%
Adjusted operating income	$34,258	$27,417	25.0%
Adjusted operating income margin	10.8%	9.4%	1.40 pts

Adjusted net income available to common stockholders	$24,043	$20,049	19.9%
Adjusted diluted earnings per common share	$0.79	$0.64	23.4%

Annualized adjusted ROCE	23.9%	17.8%	6.1	pts
Adjusted book value per share, end of period	$13.52	$14.69	(8.0)%

Underwriting Summary
Premiums:
Premiums in force	$1,862,716	$1,703,151	9.4%
Policies in force	827,981	916,745	(9.7)%

Direct premiums written	$410,102	$396,481	3.4%
Direct premiums earned	$455,368	$414,603	9.8%
Ceded premiums earned	$(173,144)	$(145,539)	19.0%
Ceded premium ratio	38.0%	35.1%	2.9	pts
Net premiums earned	$282,224	$269,064	4.9%

Net ratios:
Loss ratio	73.1%	68.8%	4.3	pts
Expense ratio	26.9%	29.1%	(2.2)	pts
Combined ratio	100.0%	97.9%	2.1	pts
[1] Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Adjusted net income available to common stockholders, adjusted diluted earnings per common share and core revenue exclude net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities. Adjusted operating income excludes the items above and interest and amortization of debt issuance costs. Adjusted book value per share excludes accumulated other comprehensive income, net of taxes. Adjusted ROCE is calculated by dividing annualized adjusted net income available to common stockholders by average adjusted book value per share, with the denominator further excluding current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities.

Net Income and Adjusted Net Income
Net income available to common stockholders was $24.2 million, up from $17.5 million in the prior year quarter, and adjusted net income available to common stockholders was $24.0 million, up from $20.0 million in the prior year quarter. The increase in adjusted net income available to common stockholders mostly stems from higher net premiums earned, net investment income and commission revenue and a lower net expense ratio, partly offset by a higher net loss ratio.

Revenues
Revenue was $316.5 million, up 10.1% from the prior year quarter and core revenue was $316.3 million, up 8.8% from the prior year quarter. The increase in core revenue primarily stems from higher net premiums earned, net investment income and commission revenue.

Direct premiums written were $410.1 million, up 3.4% from the prior year quarter. The increase stems from 0.9% growth in Florida and 17.2% growth in other states. Growth reflects rate increases, partly offset by lower policies in force.

Direct premiums earned were $455.4 million, up 9.8% from the prior year quarter. The increase stems from rate-driven direct premiums written growth over the past twelve months.

The ceded premium ratio was 38.0%, up from 35.1% in the prior year quarter. The increase primarily reflects reinstatement premiums associated with Hurricane Ian, which were partly offset by reinsurance brokerage commissions earned on those reinstatement premiums, as referenced in the commissions, policy fees and other revenue section below. Additionally, the higher ceded premium ratio reflects higher reinsurance pricing and higher reinsurance costs associated with the increase in insured values, partly offset by direct premiums earned growth associated with primary rate increases and reinsurance savings associated with leveraging our self-insured captive to a greater degree than the prior year.

Net premiums earned were $282.2 million, up 4.9% from the prior year quarter. The increase is primarily attributable to higher direct premiums earned, partly offset by a higher ceded premium ratio, as described above.

Net investment income was $10.7 million, up from $4.0 million in the prior year quarter. The increase primarily stems from higher fixed income reinvestment yields and higher yields on cash.

Commissions, policy fees and other revenue were $23.4 million, up 32.2% from the prior year quarter. The increase primarily reflects higher reinsurance brokerage commission revenue, which benefited from higher ceded premiums, including reinstatement premiums associated with Hurricane Ian, and the difference in our reinsurance program’s structure relative to the prior year quarter, partly offset by a decline in policy fees associated with lower policies in force.

Margins
The GAAP operating income margin was 10.9%, up from a GAAP operating income margin of 8.4% in the prior year quarter and the adjusted operating income margin was 10.8%, up from an adjusted operating income margin of 9.4% in the prior year quarter. The higher adjusted operating income margin primarily reflects higher net investment income and commission revenue and a lower net expense ratio, partly offset by a higher net loss ratio.

The net loss ratio was 73.1%, up 4.3 points compared to the prior year quarter. The increase primarily reflects a higher attritional initial accident year loss pick and higher prior year reserve development as a percentage of net premiums earned, partly offset by lower weather losses as a percentage of net premiums earned.

The net expense ratio was 26.9%, down 2.2 points from 29.1% in the prior year quarter. The reduction primarily reflects lower renewal commission rates paid to distribution partners.

The net combined ratio was 100.0%, up 2.1 points compared to the prior year quarter. The increase reflects a higher net loss ratio, partly offset by a lower net expense ratio, as described above.

Capital Deployment
On April 12, 2023, the Board of Directors declared a quarterly cash dividend of 16 cents per share of common stock, payable on May 19, 2023, to shareholders of record as of the close of business on May 12, 2023.

Conference Call and Webcast
•Friday, April 28, 2023 at 10:00 a.m. ET
•Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at https://register.vevent.com/register/BI602cbc3e0b814bbda9b9d8a759ea4a58. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors soon after the investor call concludes.

About Universal Insurance Holdings, Inc.
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company providing property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We provide insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 19 states (primarily Florida). Learn more at universalinsuranceholdings.com.

Non-GAAP Financial Measures and Key Performance Indicators
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including core revenue, adjusted net income available to common stockholders and diluted adjusted earnings (loss) per common share, which exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities. Adjusted operating income and adjusted operating income margin exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities and interest and amortization of debt issuance costs. Adjusted common stockholders’ equity and adjusted book value per share exclude accumulated other comprehensive income (AOCI), net of taxes. Adjusted return on common equity excludes after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities from the numerator and AOCI, net of taxes, and current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities from the denominator. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures are meaningful, as they allow investors to evaluate underlying revenue and profitability trends and enhance comparability across periods. When considered together with the GAAP financial measures, management believes these metrics provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s operational performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2022 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors/Media:
Arash Soleimani, CFA, CPA, CPCU
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	March 31,	December 31,
	2023	2022
ASSETS:
Invested Assets
Fixed maturities, at fair value	$1,026,555	$1,014,626
Equity securities, at fair value	92,906	85,469
Investment real estate, net	5,665	5,711
Total invested assets	1,125,126	1,105,806
Cash and cash equivalents	330,155	388,706
Restricted cash and cash equivalents	2,635	2,635
Prepaid reinsurance premiums	124,308	282,427
Reinsurance recoverable	678,094	808,850
Premiums receivable, net	64,844	69,574
Property and equipment, net	50,193	51,404
Deferred policy acquisition costs	97,893	103,654
Goodwill	2,319	2,319
Other assets	75,453	74,779
TOTAL ASSETS	$2,551,020	$2,890,154

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$870,407	$1,038,790
Unearned premiums	898,588	943,854
Advance premium	92,235	54,964
Reinsurance payable, net	91,932	384,504
Long-term debt, net	102,578	102,769
Other liabilities	173,474	77,377
Total liabilities	2,229,214	2,602,258
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value)[2]	—	—
Common stock ($0.01 par value)[3]	472	472
Treasury shares, at cost - 16,790 and 16,790	(238,758)	(238,758)
Additional paid-in capital	113,425	112,509
Accumulated other comprehensive income (loss), net of taxes	(89,991)	(103,782)
Retained earnings	536,658	517,455
Total stockholders' equity	321,806	287,896
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,551,020	$2,890,154

Notes:
[2] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[3] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 47,230 and 47,179 shares; Outstanding 30,440 and 30,389 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended
	March 31,
	2023	2022
REVENUES
Net premiums earned	$282,224	$269,064
Net investment income	10,698	4,042
Net realized gains (losses) on investments	(788)	58
Net change in unrealized gains (losses) of equity securities	957	(3,396)
Commission revenue	17,282	11,161
Policy fees	4,167	4,779
Other revenue	1,968	1,774
Total revenues	316,508	287,482

EXPENSES
Losses and loss adjustment expenses	206,154	185,106
Policy acquisition costs	51,691	54,723
Other operating expenses	24,236	23,574
Total operating costs and expenses	282,081	263,403
Interest and amortization of debt issuance costs	1,636	1,608
Income before income tax expense	32,791	22,471
Income tax expense	8,618	4,934
NET INCOME	$24,173	$17,537

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2023	2022
Weighted average common shares outstanding - basic	30,382	31,147
Weighted average common shares outstanding - diluted	30,626	31,227
Shares outstanding, end of period	30,440	30,946
Basic earnings per common share	$0.80	$0.56
Diluted earnings per common share	$0.79	$0.56
Cash dividend declared per common share	$0.16	$0.16
Book value per share, end of period	$10.57	$12.80
Annualized return on average common equity (ROCE)	31.7%	17.0%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended
	March 31,
	2023	2022
Premiums
Direct premiums written - Florida	$337,365	$334,437
Direct premiums written - Other States	72,737	62,044
Direct premiums written - Total	$410,102	$396,481
Direct premiums earned	$455,368	$414,603
Net premiums earned	$282,224	$269,064

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	73.1%	68.8%
Policy acquisition cost ratio	18.3%	20.3%
Other operating expense ratio	8.6%	8.8%
Expense ratio	26.9%	29.1%
Combined ratio	100.0%	97.9%

Other Items
Net prior years’ reserve development	$3,318	$655
Points on the net loss and loss adjustment expense ratio	1.2 pts	0.2	pts

	As of
	March 31,
	2023	2022
Policies in force
Florida	595,327	672,029
Other States	232,654	244,716
Total	827,981	916,745

Premiums in force
Florida	$1,543,967	$1,416,185
Other States	318,749	286,966
Total	$1,862,716	$1,703,151

Total Insured Value
Florida	$197,085,882	$201,091,861
Other States	123,651,801	118,041,945
Total	$320,737,683	$319,133,806

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

GAAP revenue to core revenue
	Three Months Ended
	March 31,
	2023	2022
GAAP revenue	$316,508	$287,482
less: Net realized gains (losses) on investments	(788)	58
less: Net change in unrealized gains (losses) of equity securities	957	(3,396)
Core revenue	$316,339	$290,820

GAAP operating income to adjusted operating income
	Three Months Ended
	March 31,
	2023	2022
GAAP income before income tax expense	$32,791	$22,471
add: Interest and amortization of debt issuance costs	1,636	1,608
GAAP operating income	34,427	24,079
less: Net realized gains (losses) on investments	(788)	58
less: Net change in unrealized gains (losses) of equity securities	957	(3,396)
Adjusted operating income	$34,258	$27,417

GAAP operating income margin to adjusted operating income margin
	Three Months Ended
	March 31,
	2023	2022
GAAP operating income (a)	$34,427	$24,079
GAAP revenue (b)	316,508	287,482
GAAP operating income margin (a÷b)	10.9%	8.4%
Adjusted operating income (c)	34,258	27,417
Core revenue (d)	316,339	290,820
Adjusted operating income margin (c÷d)	10.8%	9.4%

GAAP net income (NI) to adjusted NI available to common stockholders
	Three Months Ended
	March 31,
	2023	2022
GAAP NI	$24,173	$17,537
less: Preferred dividends	3	3
GAAP NI available to common stockholders (e)	24,170	17,534
less: Net realized gains (losses) on investments	(788)	58
less: Net change in unrealized gains (losses) of equity securities	957	(3,396)
add: Income tax effect on above adjustments	42	(823)
Adjusted NI available to common stockholders (f)	$24,043	$20,049

Weighted average diluted common shares outstanding (g)	30,626	31,227
Diluted earnings per common share (e÷g)	$0.79	$0.56
Diluted adjusted earnings per common share (f÷g)	$0.79	$0.64

GAAP stockholders’ equity to adjusted common stockholders’ equity
	As of
	March 31,	March 31,	December 31,
	2023	2022	2022
GAAP stockholders’ equity	$321,806	$396,341	$287,896
less: Preferred equity	100	100	100
Common stockholders’ equity (h)	321,706	396,241	287,796
less: Accumulated other comprehensive (loss), net of taxes	(89,991)	(58,478)	(103,782)
Adjusted common stockholders’ equity (i)	$411,697	$454,719	$391,578

Shares outstanding (j)	30,440	30,946	30,389
Book value per common share (h÷j)	$10.57	$12.80	$9.47
Adjusted book value per common share (i÷j)	$13.52	$14.69	$12.89

GAAP return on common equity (ROCE) to adjusted ROCE
	Three Months Ended		Year Ended
	March 31,		December 31,
	2023	2022	2022
Actual or Annualized NI available to common stockholders (k)	$96,680	$70,136	$(22,267)
Average common stockholders’ equity (l)	304,751	412,922	358,699
ROCE (k÷l)	31.7%	17.0%	(6.2)%
Actual or Annualized adjusted NI available to common stockholders (m)	$96,172	$80,196	$(12,618)

Adjusted average common stockholders’ equity[4] (n)	401,574	451,202	423,199
Adjusted ROCE (m÷n)	23.9%	17.8%	(3.0)%

[4] Adjusted average common stockholders’ equity excludes current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities.